Exhibit 99.1

Spectrum Brands Holdings Announces Plan to Refinance Existing $680 Million Senior Secured Term Loan

MADISON, Wis.--(BUSINESS WIRE)--January 18, 2011--Spectrum Brands Holdings, Inc. (NYSE: SPB) today announced its intention to refinance its existing $680 million Senior Secured Term Loan, maturing in June 2016, with a new term loan facility.

Spectrum Brands anticipates the process will be completed by the end of January. After completion of the proposed refinancing, the Company expects to have a new term loan facility at a lower interest rate.

The Company has made voluntary prepayments of $50 million in November 2010 and $20 million in December 2010 on its original $750 million Senior Secured Term Loan, for a total prepayment amount of $70 million to date.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings, Inc., a member of the Russell 2000 Index, is a global, diversified and market-driven consumer products company and a leading supplier of batteries, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn & garden and home pest control products, personal insect repellents and portable lighting. Helping to meet the needs of consumers worldwide, the Company offers a broad portfolio of market-leading and widely trusted brands including Rayovac®, Remington®, Varta®, George Foreman®, Black&Decker Home®, Toastmaster®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, Littermaid®, Spectracide®, Cutter®, Repel®, and HotShot®. Spectrum Brands’ products are sold by the world's top 25 retailers and are available in more than one million stores in more than 120 countries around the world. Spectrum Brands generated net sales of $3.1 billion from continuing operations in fiscal 2010. For more information, visit www.spectrumbrands.com.

Forward-Looking Statements

Certain matters discussed in this news release and other oral and written statements by representatives of the Company regarding matters such as its ability to refinance its existing $680 million Senior Secured Term Loan, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) Spectrum Brands Holdings' ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) the inability to integrate, and to realize synergies from, the combined businesses of Spectrum Brands and Russell Hobbs, (3) risks that changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products Spectrum Brands Holdings offers, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum Brands Holdings does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) Spectrum Brands Holdings' ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (10) Spectrum Brands Holdings' ability to identify, develop and retain key employees, (11) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in Spectrum Brands Holdings' and Spectrum Brands' securities filings, including the most recently filed Annual Report on Form 10-K for Spectrum Brands, Inc. or Quarterly Reports on Form 10-Q. Spectrum Brands Holdings also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands Holdings and management's reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

Spectrum Brands Holdings also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands Holdings undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

CONTACT:
Spectrum Brands Holdings, Inc.
Dave Prichard, 608.278.6141